Exhibit  23.2


                    Consent of Independent Public Accountants



         As independent public accountants, we hereby consent to the incorporation in this Form S-3 Registration Statement and related Prospectus pertaining to Engineering Animation, Inc., of our report on Technology Company Ventures, L.L.C. dated October 14, 1997 included in the Engineering Animation, Inc. Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this Registration Statement and related Prospectus.


                                                      /s/ ARTHUR ANDERSEN LLP

Portland, Oregon,
November 30, 1999